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                                                                   EXHIBIT 10.42

                            COLORADO MEDTECH, INC.

                       1996 EMPLOYEE STOCK PURCHASE PLAN

                 AS AMENDED AND RESTATED ON NOVEMBER 19, 1999

                        EFFECTIVE AS OF JANUARY 1, 2000


1)   Purpose
     -------

     This Employee Qualified Stock Purchase Plan (the "Plan") is intended to serve as an incentive and to encourage stock ownership by all eligible employees of Colorado MEDtech, Inc. (the "Company") and participating subsidiaries (as defined in Section 17 hereof) so that they may share in the fortunes of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company. It is intended that options issued pursuant to the Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2)   Eligible Employees
     ------------------

     All employees of the Company or any of its participating subsidiaries who have completed thirty (30) days of employment with the Company or any of its participating subsidiaries ("Eligible Employees") prior to the beginning of any Payment Period (as defined below) shall be eligible to receive options under the Plan to purchase the Company's Common Stock, no par value (the "Stock"). In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(d) of the Code shall apply and all stock which the employee may purchase under outstanding options (notwithstanding that such options may not be presently exercisable) shall be treated as stock owned by the employee.

     For purposes of this Article 2, the term "employee" shall not include an employee whose customary employment by the Company or participating subsidiary is twenty (20) hours or less per week or is for not more than five (5) months in any calendar year.

3)   Stock Subject to the Plan
     -------------------------

     The stock subject to the options issued under the Plan shall be shares of the Company's authorized but unissued shares of Stock or shares of Stock reacquired by the Company. The aggregate number of shares which may be issued pursuant to the Plan is 540,000 subject to increase

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or decrease as provided herein by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like. The maximum number of shares available during each annual Payment Period shall not exceed 100,000 shares. If the total number of shares to be purchased by all Participants on any exercise date exceeds the number of shares then available for issuance under the Plan, a pro rata allocation of the shares available shall be made in a uniform and equitable manner.

4)   Payment Periods and Stock Options
     ---------------------------------

     The annual period, January 1 to December 31 is a payment period during which payroll deductions will be accumulated under the Plan ("Annual Payment Periods"). The Plan will be implemented in three (3) Annual Payment Periods beginning January 1, 1997. Thereafter, it will be continued for three (3) additional Annual Payment Periods beginning January 1, 2000. Each Annual Payment Period consists of four (4) separate payment periods (each, a "Payment Period"), beginning on January 1, April 1, July 1 and October 1, as applicable, and each ending on December 31. Each Payment Period includes only regular pay days falling within it.

     On the first business day of each Payment Period, the Company will grant to each Eligible Employee who has elected to participate in the Plan (a "Participant") an option to purchase on the last day of such Payment Period, at the Option Price (defined below), such number of shares of Stock as his/her accumulated payroll deductions during such Payment Period will pay for at the Option Price, provided that such employee remains eligible to participate in the Plan throughout such Payment Period. If the Payment Period terminates on a Saturday, Sunday or legal holiday, then the last day of the Payment Period shall be the last business day prior to December 31.

     The "Option Price" for each Payment Period shall be the lesser of (i) 85% of the fair market value (as defined below) of the Stock on the first business day of the applicable Payment Period in which the Participant entered the Plan (or, with respect to increased contributions, the Payment Period when such increase takes place);or (ii) 85% of the fair market value of the Stock on the last day of the Annual Payment Period, in either case rounded up to avoid fractions other than 1/8, 1/4, 1/2 and 3/4. In the event of an increase or decrease in the number of outstanding shares of Stock through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Price per share provided for under the Plan, either by a proportionate increase in the number of shares and a proportionate decrease in the Option Price per share, or by a proportionate decrease in the number of shares and proportionate increase in the Option Price per share, as may be required to enable an Eligible Employee who is then a Participant in the Plan as to whom an option is exercised on the last day of any then current Payment Period to acquire such number of full shares as his/her accumulated payroll deduction on such date will pay for at the adjusted Option Price. The determination of what constitutes an "appropriate adjustment" shall be made by the Board of Directors, whose determination thereof shall be final.

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     For purposes of this Plan the term "fair market value" means, if the Stock is listed on a national securities exchange, the average of the high and low prices of the Stock on such exchange or if the Stock is traded in the over-the-counter securities market, the mean between the closing bid and asked prices of the Stock.

     No employee shall be granted an option which permits his/her rights to purchase Stock under the Plan and any other employee stock purchase plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. A right to purchase Stock under the Plan "accrues" on the last day of the Payment Period. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

5)   Exercise of Option
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     Each Participant who fails to withdraw from participation in the Plan on or prior to the last business day of a Payment Period shall be deemed to have exercised his/her option on such date and shall be deemed to have purchased from the Company such number of full shares of Stock reserved for the purpose of the Plan as his/her accumulated payroll deductions on such date will pay for at such Option Price. If a Participant is not an employee on the last day of a Payment Period, he/she shall not be entitled to exercise his/her option.

6)   Unused Payroll Deductions
     -------------------------

     Only full shares of Stock may be purchased. Any balance remaining in a Participant's account after a purchase will be reported to the employee and will be carried in the employee's account towards the purchase of additional shares in the next Payment Period.

7)   Authorization for Entering Plan
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     An Eligible Employee may elect to participate in the Plan by completing, signing and delivering to the Company's Human Resources department an authorization:

     (a) stating the amount to be deducted regularly from his/her pay;

     (b) authorizing the purchase of Stock for him/her in each Payment Period in accordance with the terms of the Plan; and

     (c) specifying the exact name in which stock purchased for him/her is to be issued as provided under Article 11 hereof.

     Such Authorization must be received by the Human Resources department at least ten (10) days before the beginning date of a Payment Period to be effective for that Payment Period.

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     Unless a Participant files a new Authorization or withdraws from the Plan, his/her deductions and purchases under the Authorization he/she has on file under the Plan will continue as long as the Plan remains in effect.

     The Company will accumulate and hold for the Participant's account the amounts deducted from his/her pay. Interest earned, if any, will be credited to the Participant's account for the purchase of additional shares.

8)   Maximum Amount of Payroll Deductions
     ------------------------------------

     An employee may authorize payroll deductions spread evenly over a Payment Period in any even dollar amount up to, but not more than, ten percent (10%) of his/her regular base pay in any payroll period, over that Payment Period, or may make lump sum contributions (but not later than the first day of a Payment Period); provided, however, that the aggregate of lump sum contributions and
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payroll deductions may not be greater than ten percent (10%) of a Participant's base pay over the applicable Annual Payment Period. The minimum deduction in respect of any payroll period shall be Five Dollars ($5.00) (or such lesser amount as the Board shall establish).

9)   Increase or Decrease in Payroll Deductions.
     ------------------------------------------

     (a) Increases.  Once an employee is a Participant in the Plan during an
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Annual Payment Period (by making payroll deductions or a lump sum contribution), a Participant may increase deductions or make a lump sum contribution only once during the remainder of the applicable Annual Payment Period. An authorization to increase deductions or make a lump sum contribution in a Payment Period must be received by the Human Resources department at least ten (10) days before the beginning of such Payment Period.

     (b) Price for Increases and Lump Sum Contributions.  If a Participant makes
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a lump sum contribution or increases his or her deductions to the Plan, only such lump sum contribution or increased deductions will have an Option Price calculated pursuant to Section 4 using as measurement dates: (i) the first business day of the Payment Period in which the increase in deductions or lump sum payment was made, and (ii) the last business day of the applicable Annual Payment Period.

     (c) Decreases in Deductions.  Deductions may be decreased only once in an
         -----------------------
Annual Payment Period. An authorization to decrease deductions will be required and must be received by the Human Resources department at least ten (10) days before the end of the payroll period for which it is to become effective.

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10)  Withdrawal from the Plan
     ------------------------

     A Participant may withdraw from the Plan in whole but not in part, at any time prior to the fifteenth (15th) calendar date prior to the end of each Annual Payment Period or, if such day is not a business day, then the next succeeding business day, by delivering a Withdrawal Notice to the Human Resources department, in which event the Company will promptly refund the entire balance of the Participant's deductions not theretofore used to purchase Stock under the Plan.

     A Participant who has withdrawn from the Plan shall be treated as an employee who has never elected to participate in the Plan. To re-enter the Plan a new Authorization must be filed at least ten (10) days before the beginning date of the next Annual Payment Period, which Authorization will not become effective before the beginning of the next Annual Payment Period.

11)  Issuance of Stock
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     Certificates for Stock issued to Participants will be delivered as soon as practicable after each Payment Period.

     Stock purchased under the Plan will be issued only in the name of the Participant, or if his/her Authorization so specified, in the name of the Participant and another person of legal age as joint tenants with rights of survivorship.

12)  No Transfer or Assignment of Employee's Rights
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     An employee's rights under the Plan may not be transferred to, assigned to, or availed of by, any other person. Any option granted to an employee under this Plan may be exercised only by him/her during his/her lifetime.

13)  Termination of Employee's Rights
     --------------------------------

     An employee's rights to participate in, and a Participant's rights under, the plan will terminate when he/she ceases to be an employee because of retirement, resignation, layoff, discharge, death, change of status, or for any other reason. A Withdrawal Notice will be considered as having been received from a Participant on the day his/her employment ceases, and all payroll deductions not used to purchase Stock will be refunded to him/her.

     If a Participant's payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him/her on the day the interruption occurs.

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14)  Termination and Amendments to Plan
     ----------------------------------

     The Plan may be terminated at any time by the Company's Board of Directors. It will terminate in any case when all or substantially all the unissued shares of Stock reserved for the purposes of the Plan have been purchased. If at any time shares of Stock reserved for the purposes of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Stock will be refunded.

     The Board of Directors also reserves the right to amend the Plan from time to time, in any respect; provided, however, that no amendment shall be effective without prior approval of the shareholders entitled to vote thereon, which would
(a) except as provided in Articles 3 and 4, increase the number of shares of Stock to be offered under the Plan or (b) change the class of employees eligible to participate in the Plan. Further, no amendment shall be made without prior approval of the shareholders of the Company if such amendment would cause the Plan to no longer comply with Rule 16b-3 under the Securities Exchange Act of 1934 or with Section 423 of the Internal Revenue Code.

15)  Limitations on Sale of Stock Purchased Under the Plan; Tax Matters
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     Each Participant who is subject to Section 16(a) promulgated under the
Securities Exchange Act of 1934 (i.e., officers of the Company), will agree upon entering the Plan to hold the Stock for a period of six (6) months after its acquisition. Because of certain federal tax law requirements, each Participant will agree upon entering the Plan, promptly to give the Chief Financial Officer of the Company notice of any Stock disposed of within two (2) years after the date of the first day of the Payment Period during which the Stock was purchased under the Plan showing the number of such shares disposed of. The employee assumes the risk of any fluctuations in the price of such Stock.

     Satisfaction of Withholding Obligations.  The Company or participating
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subsidiary may take such steps as it may deem necessary or appropriate for the withholding of any taxes or funds which the Company or the participating subsidiary is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Company stock received hereunder (collectively, "Withholding Obligations"). Such steps may include, by way of example only and not limitation, (i) requiring a Participant to remit to the Company in cash an amount sufficient to satisfy such Withholding Obligations; (ii) allowing the Participant to tender to the Company shares of Company stock, the fair market value of which at the tender date the Committee determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding shares of Company stock otherwise issuable upon the exercise of a stock option and which have a fair market value at the exercise date sufficient to satisfy such Withholding Obligations; or (iv) any combination of the foregoing.

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     Notification of Inquiries and Agreements.  Each Participant shall notify
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the Company in writing within 10 days after the date such Participant (i) first obtains knowledge of any Internal Revenue Service inquiry, audit, assertion, determination, investigation, or question relating in any manner to the value of Company stock or options purchased or granted hereunder; (ii) includes or agrees (including, without limitation, in any settlement, closing or other similar agreement) to include in gross income with respect to any Company stock or option received under this Plan (A) any amount in excess of the amount reported on Form 1099 or Form W-2 to such Participant by the Company, or (B) if no such Form was received, any amount; (iii) exercises, sells, disposes of, or otherwise transfers an option acquired pursuant to this Plan; or (iv) sells, disposes of, or otherwise transfers stock acquired pursuant to the Plan within the Disqualified Period. Upon request, a Participant shall provide to the Company any information or document relating to any event described in the preceding sentence which the Company (in its sole discretion) requires in order to calculate and substantiate any change in the Company's Tax liability or withholding obligations as a result of such event.

16)  Company's Payment of Expenses Related to Plan
     ---------------------------------------------

     The Company will bear all costs of administering and carrying out the Plan.

17)  Participating Subsidiaries
     --------------------------

     The term "participating subsidiaries" shall mean any subsidiary of the Company which is designated by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the plan is approved by the stockholders.

18)  Administration of the Plan
     --------------------------

     The Plan shall be administered by the Board of Directors of the Company or by a committee composed solely of two or more directors (the "Committee") each of whom is a Non-Employee Director. A "Non-Employee Director" is a person who satisfies the definition of a "non-employee director" set forth in Rule 16b-3, as in effect from time to time, under the Securities Exchange Act of 1934, as amended. The Board of Directors may from time to time, remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     The interpretation and construction of any provision of the Plan and adoption of rules and regulations for administering the Plan will be made by the Committee, subject, however, at all times to the final jurisdiction which shall rest in the Board. Determinations made by the Committee and approved by the Board with respect to any matter or provision contained in the Plan will be final, conclusive and binding upon the Company and upon all Participants, their heirs or legal

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representatives. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee.

19)  Optionees Not Stockholders
     --------------------------

     Neither the granting of an option to an employee nor the deductions from his/her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been purchased by a certificate representing such shares has been issued to him/her.

20)  Governmental Regulation
     -----------------------

     The Company's obligation to sell and deliver shares of the Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

21)  Effectiveness of the Plan
     -------------------------

     The Plan shall become effective September 27, 1996, the date of its adoption by the Board of Directors, subject to the approval of the holders of a majority of the securities of the Company entitled to vote, which approval must occur within the period beginning twelve (12) months before the ending twelve
(12) months after the date the Plan is adopted by the Board of Directors. Anything to the contrary notwithstanding, no Stock may be issued under the Plan until such shareholder approval is obtained.

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